                                                                    EXHIBIT 10.6

                              DATED 18 April 1996

                              ACTIVE IMAGING PLC

                                      and

                                 JOHN OSBORNE

                               SERVICE AGREEMENT

DATED 18 APRIL 1996

PARTIES
1 ACTIVE IMAGING PLC (registered number: 3159820) whose registered office is situate at Hattori House, Vanwall Business Park, Maidenhead, Berkshire, SL6 4UB ("the Company"); and

2 JOHN OSBORNE of 14 Whiteacres Drive, Holyport, Near Maidenhead, Berkshire, SL6 2EH ("the Executive").

OPERATIVE PROVISIONS

1.      DEFINITIONS

1.1 In this agreement the following words and expressions shall have the following meanings:

        "AII"                           Active Imaging Inc. a corporation
                                        incorporated in Nevada USA;

        "associated company"            (a)  any company whose equity share
                                             capital (as defined by section 744
                                             of the Companies Act 1985) is, as
                                             to 20% or more but less than 50%
                                             beneficially owned by one or more
                                             Group Company; and

                                        (b)  any subsidiary of a company within
                                             (a) above;

        "Board" the board of directors of the Company (or any director or committee of directors authorised by the Board);

        "business day"                  a day on which the clearing banks in
                                        the City of London are open for
                                        business;

        "Commencement Date"             the date of this agreement;

        "Confidential                   (a)  any trade secrets, customer
                                        lists, trading

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        Information"                         details, information technology,
                                             Intellectual Property or other
                                             information of a confidential
                                             nature relating to any Group
                                             Company (including without
                                             limitation details of activities,
                                             businesses or finances of
                                             any such company);

                                        (b)  any other information designated
                                        by any Group Company as confidential;
                                        and

                                        (c)  any information in relation to
                                        which any Group Company owes a duty
                                        of confidentiality to any third party;

        "Group" the Company, any subsidiaries of the Company and any associated company of any of them;

        "Group Company"                 any member of the Group;

        "holding company" and           the same meanings as are respectively
        "subsidiary"                    attributed to them by section 736
                                        Companies Act 1985;

        "Intellectual Property"         includes letters patent, trade marks,
                                        service marks, designs, utility
                                        models, copyrights, design rights,
                                        applications for registration of any
                                        of the foregoing and the right to
                                        apply for them in any part of the
                                        world, moral rights, inventions,
                                        confidential information, know-how,
                                        and rights of the like nature arising
                                        or subsisting anywhere in the world
                                        in relation to all of the foregoing,
                                        whether registered or unregistered;

        "Model Code"                    the model code on dealings in
                                        securities by directors and employees
                                        of companies where securities are
                                        admitted to trading on the
                                        Alternative Investment Market of the
                                        Stock Exchange;

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        "Review Date"                   on 1 January 1997 and any anniversary
                                        of such date;

        "Salary"                        the salary referred to at clause 3.1
                                        as varied from time to time;

        "Stock Exchange"                the London Stock Exchange Limited.

1.2 The headings in this agreement are for convenience only and shall not affect its construction or interpretation.

1.3 The Schedules shall be deemed to form part of and shall be incorporated in this agreement.

1.4 References to any enactment shall be construed as extending to any amendment or re-enactment and to any previous enactment which is consolidated in that enactment (as amended or re-enacted) and to any regulation or order made under any of them.

1.5 Words denoting the singular shall include the plural and vice versa; and words denoting any gender shall include all genders.

2       JOB TITLE AND DUTIES

2.1 The Company shall employ the Executive and the Executive shall serve the Company as Chief Executive of the Company with specific responsibility for the US operations of the Group and as an officer of AII.

2.2     The Executive shall during his employment under this agreement:

        2.2.1 always subject to the control of the Board and to the Memorandum and Articles of the Company, have the general control and management of the business of the Company in the United States of America and the business of AII and shall carry out such other duties for any other Group Company as the Board may from time to time reasonably require including serving on the board of directors or other executive body or committee or board of trustees of or relating to such Group Company as may from time to time be required by the Board;

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        2.2.2       well and faithfully serve the Company and use his utmost
                    endeavours to promote its interests but, so far as reasonably possible, not in any way which may conflict with the interests of any other Group Company, which interests the Executive shall use his best endeavours to promote;

        2.2.3 give to the Board, such information regarding the affairs of any Group Company as it shall require; and

        2.2.4 at all times conform to the reasonable directions of the Board.
2.3     The Executive shall not without the prior consent of the Board:

        2.3.1 incur, on behalf of any Group Company, any capital expenditure in excess of such sum as may be authorised from time to time by resolution of the Board;

        2.3.2 enter into, on behalf of any Group Company any commitment, contract or arrangement otherwise than in the normal course of business or outside the scope of his normal duties or of an unusual, onerous or long term nature;

        2.3.3 engage any person on behalf of any Group Company on terms that he will receive remuneration at an annual rate in excess of (Pounds)40,000 or the US dollar equivalent or the termination of whose employment will require more than one month's notice;

        2.3.4 dismiss any employee of any Group Company without giving proper notice or without following the normal disciplinary procedure, and in any such case he shall immediately report the dismissal and the reason for it to the Board.

2.4 The Executive shall during his employment under this agreement devote himself exclusively to the performance of his duties during normal working hours at his place of employment and at all other times as may be necessary for the proper performance of his duties, unless prevented by ill health from so doing.

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2.5     The Executive shall not directly or indirectly enter into, or be concerned or interested in or be an employee, director or consultant of or in respect of, any trade or business or occupation whatsoever other than the business of the Company and the Group except:

        2.5.1 with the prior written consent of the Board, but consent may be given subject to any terms or conditions which the Board may require, any breach of which shall be deemed to be a breach of the terms of this agreement; or

        2.5.2 as a holder of not more than 1% of any class of stock, shares, debentures or other securities in any company which are listed on the Stock Exchange or traded on the Alternative Investment Market of the Stock Exchange.

                    In this clause the expression "occupation" shall include membership of Parliament or of a local authority council or any other public or private work (whether for profit or otherwise) which, in the reasonable opinion of the Company, may hinder or otherwise interfere with the performance by the Executive of his duties under this agreement.

2.6 The Executive's place of employment from the Commencement Date shall be at the office of AII in Incline Village, Nevada, USA. The Executive shall remain in the USA until 30 April 1997 (or such other date agreed between the Executive and the Board) after which he shall relocate to the United Kingdom and the Executive's place of employment shall be the registered office of the Company. At any time the Executive may be required to be permanently employed on not less than one month's notice at any other place within the United Kingdom or the USA, as appropriate.

2.7 The Company will reimburse the Executive for all removal expenses directly and reasonably incurred in connection with his relocation to the USA and his subsequent relocation to the United Kingdom as provided in clause 2.6 up to the maximum permitted under any Inland Revenue's Extra Statutory Concession from time to time relating to such reimbursement subject to production of appropriate invoices.

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2.8     The Company may suspend the Executive for not more than 30 days on full pay for the purpose of investigating the substance of any disciplinary matter involving the Executive and holding any disciplinary hearing.

2.9 The Company shall be entitled to second the Executive to any Group Company. The Executive agrees and irrevocably undertakes to enter into such restrictions on his activities during and after the termination of any such secondment as such company may require.

2.10    The Executive hereby undertakes and agrees:

        2.10.1 to be bound by and to observe the provisions of the Model Code (a copy of which is available from the Company Secretary); and

        2.10.2 to deal in any securities in the capital of the Company only in accordance with the Model Code; and

        2.10.3 immediately to inform in writing the Company Secretary of any dealings by the Executive or any person connected with the Executive (within the meaning of Section 346 of the Companies Act 1985) in any such securities including the number and nature of the securities involved and the price paid or received.

3       REMUNERATION

3.1     SALARY

        3.1.1 The Executive's Salary while he is resident in the USA shall be US$105,000 per annum which shall accrue from day to day and be payable in arrears by equal monthly instalments on the last business day (or such other business day as the Board shall nominate) of every month . On relocation to the United Kingdom the Executive's Salary shall be such sum as equals (Pounds)65,000 as increased annually on each Review Date by a percentage equal to the percentage increase in the retail prices index published by the government to 1 January in the year in question from 1 January in the previous year or such other amount as shall be agreed between the Company and the Executive.

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                    The Salary shall be inclusive of any director's fees payable to him under the articles of association of any Group
                    Company.

        3.1.2 The Executive's Salary shall be reviewed by the Board on the Review Date and may be increased at the Board's discretion

        3.1.3 The Company shall be entitled at any time during the currency of this agreement and in any event on termination to deduct from the Salary any sum due from the Executive to the Company including but not limited to any outstanding loans, advances, excess holiday, over payments and any other sums owed.

3.2     BONUS

        The Executive may be entitled to participate in such bonus scheme as the Company may operate from time to time.

3.3     PENSION SCHEME

        3.3.1 The Company shall during the Executive's employment under this agreement contribute an amount equal to 5% of the Salary to such pension scheme as the Executive shall designate from time to time.

        3.3.2 There is no contracting-out certificate in force in respect of this employment.

3.4     INSURANCE BENEFITS

        The Executive shall be entitled to participate at the Company's expense in the Company's life assurance scheme, the Company's permanent health insurance scheme and for himself, his spouse and his children under 18 years in the Company's private medical insurance scheme, subject always to the rules of such schemes which may be varied by the Company from time to time or while the Executive's place of employment is in the USA, such other equivalent schemes as the Board may determine from time to time.

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3.5     COMPANY CAR/ALLOWANCE

        3.5.1 While the Executive's place of employment is in the USA the Company shall pay the Executive business mileage allowance at a rate to be determined by the Board from time to time, payable on the last business day of every month (or such other business day as the Board shall nominate).

        3.5.2 While the Executive's place of employment is in the United Kingdom, the Company shall supply the Executive with a car for his use in the performance of his duties of a model and make suitable for the Executive's status. The Company will pay all running costs of the car including insurance and maintenance excluding petrol consumed in private use.

        3.5.3 The Executive shall take good care of the company car and ensure that the provisions and conditions of any insurance policy relating to it are observed.

        3.5.4 The Executive shall return the company car together with all keys and documentation (including copies) to the Company at its registered office (or any other place the Company may reasonably nominate) at any time the Company may so request and, in any event, immediately upon the termination of his employment (however occurring).

3.6     EXPENSES

        The Company shall by way of reimbursement pay or procure to be paid to the Executive all reasonable expenses wholly exclusively and necessarily incurred by him in the performance of his duties under this agreement on production of appropriate vouchers or receipts.

3.7     OTHER BENEFITS

        Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this agreement shall be regarded as ex-gratia and at the entire

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        discretion of the Company and shall not form part of the Executive's contract of employment.

4       TERM OF EMPLOYMENT

4.1 The Company shall employ the Executive and the Executive shall serve the Company as from the Commencement Date until the expiration of not less than 6 months prior written notice to be given by either party to the other, in either case such notice to expire on or after the first anniversary of the Commencement Date.

4.2 The Executive's period of continuous employment with the Company began on 1 January 1989.

4.3 In lieu of giving the notice referred to in clause 4.1 the Company may terminate this agreement summarily on payment to the Executive of a lump sum (subject to deduction of tax and national insurance contributions) equal to the Salary calculated over the unexpired period of this agreement, such payment being in full and final settlement of any claim which the Executive may have against all Group Companies.

4.4 If this agreement is terminated on notice the Company may require the Executive to cease to perform his duties under this agreement and not to attend at the Company's premises during such notice period or any part of such notice period as the Company may determine. During any such period the Company shall continue to pay the Executive the Salary and any other benefits to which he has an entitlement under this agreement and the Executive, who shall remain in employment, shall continue to be bound by all obligations owed to the Company under this agreement.

4.5 The Executive's employment under this agreement shall terminate automatically on the last day of the month in which the Executive shall attain the Company's retirement age from time to time. This is currently 60 years.

5       HOLIDAYS

        While the Executive's place of employment is in the USA, the Executive shall (in addition to the usual US public holidays up to a maximum of 8 days) be entitled to 15 working days' holiday in each calendar year to be taken at times convenient to the Company. While the Executive's place of employment is in the United Kingdom,

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        the Executive shall (in addition to the usual UK public and bank holidays) be entitled to 25 working days' holiday in each calendar year to be taken at times convenient to the Company. During the first and last calendar years of the Executive's employment the Executive shall be entitled to a pro rata proportion of his annual holiday entitlement. The Executive may not carry over accrued holiday entitlement from one calendar year to the next without the written consent of the Board and the Company shall not make any payment in lieu of any holiday entitlement not taken. On termination of this agreement (except under clause 7 below) the Company shall make a payment in lieu of any holiday entitlement not taken and may deduct from the final payment of Salary for holiday taken in excess of the Executive's entitlement.

6       INCAPACITY

6.1 The Executive shall continue to be paid during absence due to illness accident or other such incapacity (such payment to be inclusive of any statutory sick pay or social security benefits or the US equivalent to which he may be entitled) for a total of up to 90 working days in any period of twelve consecutive calendar months. Thereafter the Executive shall continue to be paid remuneration at the discretion of the Company.

6.2 If the Executive shall be prevented from performing his duties as a result of illness, accident or other such incapacity, either for a period or periods aggregating at least 90 working days in any period of twelve consecutive calendar months or for 90 consecutive working days the Company may terminate the agreement by giving 30 days' notice in writing, in which case the Executive shall not be entitled to compensation.

6.3 If the Executive is at any time prevented by illness accident or such other incapacity from performing his duties for a period of 30 consecutive days, the Company may appoint a temporary replacement to undertake all or some of the Executive's duties during any further period in which the Executive is prevented by illness or accident from performing his duties.

6.4 If at any time so required by the Board the Executive shall, at the expense of the Company, undergo a medical examination by such medical practitioner as the Board

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        shall nominate. The Executive shall authorise such medical practitioner to disclose to and discuss with the Board the results of such examination.

7       SUMMARY TERMINATION OF EMPLOYMENT

7.1 The employment of the Executive may be terminated by the Company without notice or payment in lieu of notice if the Executive:

        7.1.1 commits any act of gross misconduct or of gross neglect or any material or repeated breach of any obligation in this agreement, or is guilty of conduct tending to bring himself or any member of the Group into disrepute; or

        7.1.2 has an interim receiving order made against him, becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors; or

        7.1.3 is convicted of any arrestable criminal offence (other than an offence under road traffic legislation for which a fine or non-custodial penalty is imposed); or

        7.1.4 shall become of unsound mind or become a patient under the Mental Health Act 1983; or

        7.1.5 is convicted of an offence under the Part V of the Criminal Justice Act 1993 or under any other present or future statutory enactment or regulations relating to insider dealing; or

        7.1.6 resigns as a director of the Company otherwise than at the request of the Board; or

        7.1.7 is disqualified from being a director of any company by reason of an order made by any competent court.

7.2 The termination by the Company of the appointment shall be without prejudice to any claim which the Company may have for damages arising from breach of this agreement by the Executive.

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8       TERMINATION BY REORGANISATION OR RECONSTRUCTION

        If the Executive shall have been offered but shall unreasonably have refused or unreasonably failed to agree to the transfer of this agreement by way of novation to a company which as a result of a reorganisation, amalgamation or reconstruction shall have acquired or agreed to acquire the whole or substantially the whole of the undertaking or the whole or not less than 90% of the equity share capital of the Company the Executive shall have no claim against the Company in respect of the termination of this agreement by reason of the subsequent voluntary winding-up of the Company or of the disclaimer or termination of this agreement by the Company within 3 months after such unreasonable refusal or unreasonable failure to agree.

9       EXECUTIVE'S OBLIGATIONS ON TERMINATION

        Upon the termination of this agreement (howsoever occurring) or in the event of the Executive serving on the Company notice to terminate his employment on the Company or in the event of the Company requesting the Executive to cease performing or exercising any or all of his duties pursuant to clause 4.4:

9.1 the Executive shall at the request of the Board immediately resign all his directorships in the Group without claim for compensation and in the event of his failure to do so any director or the secretary of the Company is hereby irrevocably authorised in his name and on his behalf to sign and deliver such resignation or resignations to the appropriate Group Company;

9.2 the Executive shall immediately deliver to the Company all records, documents, accounts, letters and papers of every description including any copies within his possession or control relating to the affairs and business of any Group Company and any other property belonging to any Group Company.

10      CAPACITY

        The Executive hereby warrants to the Company that he is not at the date of this agreement and will not become subject to any obligation (contractual or otherwise) which precludes him from entering into this agreement or performing his duties under this agreement and shall indemnify and hold harmless the Company against all claims

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        costs and expenses made by any third party in the event of any breach of this warranty.

11      INVENTIONS

11.1 In accordance with the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright, Designs and Patents Act 1988, if at any time in the course of his employment under this agreement the Executive makes or discovers or participates in the making or discovery of any Intellectual Property relating to or capable of being used in the business for the time being carried on by any Group Company full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Executive shall give and supply all such information, data, drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage. If so requested, the Executive will, at the Company's expense but without receiving payment, execute all documents and do all things necessary to vest the title to the invention , design or discovery in the Company. The Executive irrevocably appoints the Company to be his attorney and in his name and on his behalf to execute any documents and generally to act and to use his name for the purpose of giving the Company (or its nominee) the full benefit of the provisions of this clause. A certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence in favour of any third party that such is the case.

11.2 If the Executive makes or discovers or participates in the making or discovery of any Intellectual Property during his employment under this agreement but which is not the property of the Company under clause 11.1 the Company shall subject only to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the Executive's rights in the Intellectual Property within 3 months after disclosure pursuant to clause 11.1 on fair and reasonable terms to be agreed or settled by a single arbitrator.

11.3 The Executive waives all of his Moral Rights as defined in the Copyright, Designs and Patents Act 1988 in relation to the Intellectual Property which is the property of the Company by virtue of clause 11.1 hereof.

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11.4    Notwithstanding the provisions of clauses 11.1 to 11.3 (inclusive), the
        Executive shall be entitled to retain ownership and rights attaching to any inventions that he may make that are not related to or applicable to the business of either the Company or any Group Company provided that to claim the benefit of this clause 11.4 the Executive must show that such inventions have been made by him in his own time and not as a result of property belonging to the Company and that such inventions are not related or applicable to the business of the Company or any Group Company at the date the invention is made. Any ambiguity over ownership of any invention made by him shall be construed in favour of the Company.

11.5 Rights and obligations under this clause shall continue in force after termination of this agreement in respect of Intellectual Property made or discovered during the Executive's employment under this agreement and shall be binding upon his representatives.

12      CONFIDENTIALITY AND RESTRICTIONS

12.1 The Executive shall not (except in the proper course of his duties) during the period of employment under this agreement or thereafter without the prior consent in writing of the Board divulge to any person or otherwise make use of Confidential Information and shall during the period of this agreement use his best endeavours to prevent the publication or disclosure of any Confidential Information.

12.2 Any Confidential Information as shall be made or received by the Executive during the continuance of this agreement shall be the property of the Company and all such property and copies thereof and any other property of the Group shall be surrendered by the Executive to the Company at the termination of this agreement (howsoever occasioned) or at the request of the Board at any time during the course of his employment.

12.3 The Executive shall be bound by the restrictions set out in the Schedule.

13      DISCIPLINE AND GRIEVANCES

13.1 The Company's discipline and grievance procedures as set out below do not form part of the Executive's terms and conditions of employment and afford him no legal rights.

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13.2    The Executive shall promptly comply with all orders and directions given to him by the Board and with any orders or regulations for the time being in force at his place of employment.

13.3 If the Executive is dissatisfied with any disciplinary decision relating to him or any other grievance about his employment he should apply in writing to the Chairman whose decision shall be final.

14      NOTICES

        All communications between the parties with respect to any of the provisions of this agreement shall be sent to the addresses set out in this agreement, or to such other addresses as may be notified by the parties for the purpose of this clause, by pre-paid registered or recorded delivery post, or by facsimile transmission or other electronic means of written communication, with confirmation by letter given by the close of business on the next following business day. Any communication to the Company shall be marked "For the attention of the Company Secretary".

14.1 Communications which are sent or despatched as set out below shall be deemed to have been received by the addressee as follows:

        14.1.1      by post - 2 business days after despatch;

        14.1.2 by facsimile transmission or other electronic means of written communication - on the business day next following the day on which the communication was sent.

14.2 In proving service by post it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed, stamped and posted by registered or recorded delivery post. In proving service by facsimile transmission or other electronic means of written communication, proof of service will be accepted on proof of posting of the confirmatory letter.

14.3 For the purpose this clause a "business day" means a day on which the clearing banks in the City of London are open for business and "close of business" means 18.00 hours.

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15      GENERAL

15.1 This agreement shall take effect as from the Commencement Date, from which date all other agreements or arrangements, whether written or oral, express or implied, between the Executive and any member of the Group relating to the services or employment of the Executive shall be deemed to have been cancelled.

15.2 The expiration or determination of this agreement, however arising, shall not affect those terms which are expressed to operate or have effect after the termination of this agreement and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this agreement by the other party.

 16     LAWS

        The construction, validity and performance of this agreement shall be governed by the laws of England.

Signed as a deed by         )
JOHN OSBORNE                )
in the presence of:         )

Signed by                   )
a Director duly authorised  )
for and on behalf of        )
ACTIVE IMAGING PLC          )
in the presence of:         )

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

                                  THE SCHEDULE

        RESTRICTIVE COVENANTS

1       DEFINITIONS
1.1     "the Business"                  the business of the design and build
                                        of Digital Active Camera technology
                                        and of high speed camera interfaces
                                        to host computers or any part thereof
                                        and/or such other business carried on
                                        by the Company as at the Termination
                                        Date or at any time during the  12
                                        month period immediately prior
                                        thereto and the business of any Group
                                        Company at the Termination Date in
                                        respect of which the Executive shall
                                        have been concerned or involved to
                                        any material extent at any time
                                        during the 12 month period
                                        immediately  prior to the Termination
                                        Date.

1.2     "Material Interest"             (a)  the holding of any position as
                                             director, officer, employee,
                                             consultant, partner, principal or
                                             agent ;

                                        (b)  the direct or indirect control or
                                             ownership (whether jointly or
                                             alone) of any shares (or any voting
                                             rights attached to them) or
                                             debentures save for the ownership
                                             for investment purposes only of not
                                             more than 1% of the issued ordinary
                                             shares of any company whose shares
                                             are listed on any Recognised
                                             Investment Exchange (as defined in
                                             Section 207 of the Financial
                                             Services Act 1986) or the
                                             Alternative Investment Market of
                                             the Stock Exchange; or

                                        (c)  the direct or indirect provision
                                             of any financial assistance.

1.3  "Senior Executive"                 a person with whom the Executive had
                                        dealings in the course of his
                                        employment and who is or was:

                                        (a)  engaged or employed as an employee
                                             director or

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                                             consultant of a Group Company;

                                        (b)  engaged in a capacity in which he
                                             obtained Confidential Information;
                                             and

                                        (c)  so engaged at the Termination Date
                                             or at any time during the 12 month
                                             period immediately prior to the
                                             Termination Date.

1.4     "Termination Date"              the date on which this agreement
                                        shall terminate howsoever occurring.

2       The parties hereto agree and acknowledge that:

2.1 it is reasonable and necessary for the protection of goodwill and trade connections of the Business that the Executive should be restrained in the terms of the covenants contained herein from making available or using for the benefit of himself or a competitor or potential competitor Confidential Information which he has obtained and is likely to obtain in the course of his employment as an Executive of the Company; and

2.2 after the expiry of these restrictions the making available or use (as the case may be) of the Confidential Information will be less damaging to the goodwill and trade connections of the Business by virtue of all or some parts of the Confidential Information becoming redundant, non-confidential or out of date.

3 The Executive accordingly covenants with the Company that in view of the circumstances referred to in paragraph 2.2 above, he will not (other than for and on behalf of the Company) without the prior written consent of the Board (such consent to be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Group) directly or indirectly:

3.1 at any time during the period of 12 months from the Termination Date hold a Material Interest in a business the same as or in competition with the Business anywhere in United Kingdom or in the USA;

3.2     at any time during the period of 12 months from the Termination
        Date:

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

        3.2.1 in relation to a business the same as or in competition with the Business perform any services or supply goods to any person firm or company who shall have been a client or customer of the Company or any Group Company at the Termination Date or at any time during the 12 months period immediately prior to the Termination Date and with whom at any time during the same period the Executive shall have had contact or dealing or have been aware of in the course of his employment.

        3.2.2 in relation to a business the same as or in competition with the Business canvass solicit or approach or cause to be canvassed solicited or approached for the purpose of obtaining business orders or custom any person firm or company who shall have been a client or customer of the Company or any Group Company at the Termination Date or at any time during the 12 month period immediately prior to the Termination Date and with whom at any time during the same period the Executive shall have had contact or dealings or have been aware of in the course of his employment; or

        3.2.3 in relation to a business the same as or in competition with the Business offer employment to or employ or offer or conclude any contract for services with any Senior Executive or procure or facilitate the making of such an offer by any person firm or company;

3.3 at any time solicit or entice or endeavour to solicit or entice or procure:

        3.3.1 an employee of any Group Company to breach his contract of employment; or

        3.3.2 any person to breach his contract for services with any Group Company;

3.4     at any time:

        3.4.1 falsely represent himself as being connected with or interested in any Group Company or in the Business; or

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

        3.4.2 do or say anything likely or calculated to lead any person firm or company to withdraw from or cease to continue offering to any Group Company any rights of purchase, sale, import, distribution or agency then enjoyed by it.

4       The Executive hereby acknowledges and agrees with the Company that:

4.1 each of the sub-clauses contained in paragraph 3 above constitute an entirely separate severable and independent covenant and restriction on him;

4.2 the duration extent and application of each of the restrictions contained in paragraph 3 are no greater than is necessary for the protection of the goodwill and trade connections of the Business; and

4.3 in the event that any restriction on him contained in paragraph 3 shall be found void but would be valid if some part thereof were deleted such restrictions shall apply with any such deletion as may be necessary to make it valid and effective.

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